Exhibit 99.1

MEDIA & INVESTOR CONTACT
Heather Worley, 214.932.6646
heather.worley@texascapitalbank.com

TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES OPERATING RESULTS FOR Q2 2017

DALLAS - July 19, 2017 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the second quarter of 2017.

“We are extremely pleased with our second quarter results, reporting record earnings led by strong core loan growth and rebounding mortgage finance balances," said Keith Cargill, CEO. "We continue to be optimistic about our earnings power for the remainder of 2017 and are well-positioned to exploit future business opportunities."

•	Loans held for investment ("LHI"), excluding mortgage finance, increased 7% on a linked quarter basis, growing 14% from the second quarter of 2016.

•	Total mortgage finance loans, including MCA increased 42% on a linked quarter basis and increased 10% from the second quarter of 2016.

•	Demand deposits increased 15% and total deposits increased 4% on a linked quarter basis, increasing 2% and 4%, respectively, from the second quarter of 2016.

•	Net income increased 20% on a linked quarter basis and increased 31% from the second quarter of 2016.

•	EPS increased 21% on a linked quarter basis and increased 24% from the second quarter of 2016.

•	ROE increased to 10.08% compared to 8.60% for the first quarter of 2017 and 9.65% for the second quarter of 2016.

FINANCIAL SUMMARY
(dollars and shares in thousands)

	Q2 2017	Q2 2016	% Change
QUARTERLY OPERATING RESULTS
Net income	$51,095	$38,880	31%
Net income available to common stockholders	$48,658	$36,443	34%
Diluted EPS	$0.97	$0.78	24%
Diluted shares	50,230	46,438	8%
ROA	0.96%	0.77%
ROE	10.08%	9.65%

BALANCE SHEET
Loans held for sale (MCA)	$843,164	$221,347	281%
LHI, mortgage finance	5,183,600	5,260,027	(1)%
LHI	14,280,353	12,502,513	14%
Total LHI	19,463,953	17,762,540	10%
Total loans	20,309,970	17,983,887	13%
Total assets	23,119,713	21,080,994	10%
Demand deposits	8,174,830	7,984,208	2%
Total deposits	17,292,223	16,703,565	4%
Stockholders’ equity	2,100,553	1,684,735	25%

DETAILED FINANCIALS
Texas Capital Bancshares, Inc. reported net income of $51.1 million and net income available to common stockholders of $48.7 million for the quarter ended June 30, 2017 compared to net income of $38.9 million and net income available to common stockholders of $36.4 million for the same period in 2016. On a fully diluted basis, earnings per common share were $0.97 for the quarter ended June 30, 2017 compared to $0.78 for the same period of 2016. The increase reflects the $12.2 million year over year increase in net income offset by the $0.07 per share dilutive effect of the common stock offering in the fourth quarter 2016.

Return on average common equity (“ROE”) was 10.08 percent and return on average assets (“ROA”) was 0.96 percent for the second quarter of 2017, compared to 8.60 percent and 0.83 percent, respectively, for the first quarter of 2017 and 9.65 percent and 0.77 percent, respectively, for the second quarter of 2016. The linked quarter increase in ROE and ROA resulted from increases in net interest income and non-interest income in the second quarter of 2017 that exceeded the growth of the provision for credit losses and non-interest expense. ROA also benefited from more effective utilization of liquidity balances and an increase in net interest margin. Average liquidity assets for the second quarter of 2017 totaled $2.4 billion, including $2.3 billion in deposits at the Federal Reserve Bank of Dallas, which had an average yield of 104 basis points, compared to $3.3 billion in the first quarter of 2017, which had an average yield of 80 basis points and $2.9 billion for the second quarter of 2016, which had an average yield of 53 basis points.

Net interest income was $183.0 million for the second quarter of 2017, compared to $163.4 million for the first quarter of 2017 and $157.1 million for the second quarter of 2016. Net interest margin for the second quarter of 2017 was 3.57 percent, an increase of 28 basis points from the first quarter of 2017 and an increase of 39 basis points from the second quarter of 2016. The linked quarter and year-over-year increases in net interest margin are due primarily to the improved earning asset composition and the effect of the increase in interest rates on loan yields attributable to our asset-sensitive balance sheet.

Average LHI, excluding mortgage finance loans, for the second quarter of 2017 were $13.7 billion, an increase of $738.2 million, or 6 percent, from the first quarter of 2017 and an increase of $1.4 billion, or 12 percent, from the second quarter of 2016. Average total mortgage finance loans (including Mortgage Correspondent Aggregation ("MCA")) for the second quarter of 2017 were $4.7 billion, an increase of $829.6 million, or 22 percent, from the first quarter of 2017 and a decrease of $81.5 million, or 2 percent, from the second quarter of 2016. Mortgage finance volumes showed increases in average balances from the seasonal lower volumes in the first quarter of 2017. Average loans held for sale ("LHS") generated from our MCA business decreased to $845.6 million for the second quarter of 2017 from $1.1 billion for the first quarter of 2017 as a result of the shorter holding period in the second quarter and increased from $157.9 million for the second quarter of 2016 as we continue to gain traction in that business.

Average total deposits for the second quarter of 2017 increased $306.9 million from the first quarter of 2017 and increased $430.0 million from the second quarter of 2016. Average demand deposits for the second quarter of 2017 increased $316.1 million, or 4 percent, to $7.9 billion from $7.5 billion during the first quarter of 2017, and increased $95.7 million, or 1 percent, from $7.8 billion during the second quarter of 2016.

We recorded a $13.0 million provision for credit losses for the second quarter of 2017 compared to $9.0 million for the first quarter of 2017 and $16.0 million for the second quarter of 2016. The provision for the second quarter of 2017 was driven by the application of our methodology. The linked-quarter increase was primarily related to loan growth and the year-over-year decrease was primarily related to improvements in the composition of our pass-rated and classified loan portfolios, including energy loans. Overall 2016 provision levels were higher primarily related to energy exposure. As a result of strong loan growth, the combined allowance for credit losses at June 30, 2017 decreased to 1.28 percent of LHI excluding mortgage finance loans compared to 1.37 percent at March 31, 2017 and 1.41 percent at June 30, 2016. In management’s opinion, the allowance is appropriate and is derived from consistent application of the methodology for establishing reserves for the loan portfolio.

We experienced a decrease in non-performing assets in the second quarter of 2017 compared to levels reported in the first quarter of 2017 and second quarter of 2016, bringing the ratio of total non-performing assets to total LHI plus other real estate owned (“OREO”) to 0.73 percent compared to 0.99 percent for the first quarter of 2016 and 1.04 percent for the second quarter of 2016. The linked-quarter and year-over-year decreases are primarily related to the decrease in energy non-accrual loans from $127.0 million at June 30, 2016 and $100.9 million at March 31, 2017 to $82.6 million at June 30, 2017. Net charge-offs for the second quarter of 2017 were $12.4 million compared to $5.7 million for the first quarter of 2017 and $12.0 million for the second quarter of 2016. For the second quarter of 2017, net charge-offs related to energy loans were $6.4 million compared to $7.1 million for the first quarter of 2017 and $12.1 million for the second quarter of 2016. For the second quarter of 2017, net charge-offs were 0.28 percent of average total LHI, compared to 0.15 percent for the first quarter of 2017 and 0.29 percent for the same period in 2016. At June 30, 2017, total OREO was $18.7 million compared to $18.8 million at March 31, 2017 and $18.7 million at June 30, 2016.

Non-interest income increased $4.8 million, or 35 percent, during the second quarter of 2017 compared to the same period of 2016, and increased $1.7 million, or 10 percent, compared to the first quarter of 2017. The year-over-year increase primarily related to an increase in servicing income and service charges on deposit accounts. Servicing income increased $3.7 million during the second quarter of 2017 compared to the same period of 2016 as a result of an increase in servicing assets primarily related to our MCA business. Service charges increased $656,000 during the second quarter of 2017 compared to the same period of 2016 as a result of the improved pricing of treasury services. The linked-quarter increase in non-interest income primarily related to a $1.5 million, or 68 percent, increase in servicing income.

Non-interest expense for the second quarter of 2017 increased $17.6 million, or 19 percent, compared to the second quarter of 2016, and increased $5.7 million, or 5 percent, compared to the first quarter of 2017. In the second quarter of 2017, in an effort to improve processes and efficiencies, management determined that the current system in one of our support areas is not an effective technology, resulting in a $5.3 million technology write-off of the full value of the unamortized software and development costs. We are in the process of enabling a new technology. Other factors contributing to the year-over-year increase in non-interest expense included an $8.3 million increase in salaries and employee benefits expense and a $1.7 million increase in marketing expense, both of which were due to general business growth, and a $2.1 million increase in servicing related expenses, resulting from an increase in capitalized servicing assets, which are being amortized, primarily related to our MCA business. The linked quarter increase is primarily related to the second quarter 2017 technology write-off.

Stockholders’ equity increased by 25 percent from $1.7 billion at June 30, 2016 to $2.1 billion at June 30, 2017, primarily due to retention of net income and proceeds from the fourth quarter 2016 common stock offering. Texas Capital Bank is well capitalized under regulatory guidelines and at June 30, 2017, our ratio of tangible common equity to total tangible assets was 8.4 percent.

ABOUT TEXAS CAPITAL BANCSHARES, INC.
Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 2000® Index and the S&P MidCap 400®, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.

This news release may be deemed to include forward-looking statements which are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the credit quality of our loan portfolio, general economic conditions in the United States and in our markets, including the continued impact on our customers from declines and volatility in oil and gas prices, rates of default or loan losses, volatility in the mortgage industry, the success or failure of our business strategies, future financial performance, future growth and earnings, the appropriateness of our allowance for loan losses and provision for credit losses, the impact of increased regulatory requirements and legislative changes on our business, increased competition, interest rate risk, the success or failure of new lines of business and new product or service offerings and the impact of new technologies. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission. The information contained in this release speaks only as of its date. We are under no obligation, and expressly disclaim such obligation, to update, alter or revise our forward-looking statements, whether as a result of new information, future events, or otherwise.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands except per share data)
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2017	2017	2016	2016	2016
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$208,191	$183,946	$188,671	$182,492	$172,442
Interest expense	25,232	20,587	17,448	15,753	15,373
Net interest income	182,959	163,359	171,223	166,739	157,069
Provision for credit losses	13,000	9,000	9,000	22,000	16,000
Net interest income after provision for credit losses	169,959	154,359	162,223	144,739	141,069
Non-interest income	18,769	17,110	18,835	16,716	13,932
Non-interest expense	111,814	106,094	106,523	94,799	94,255
Income before income taxes	76,914	65,375	74,535	66,656	60,746
Income tax expense	25,819	22,833	26,149	23,931	21,866
Net income	51,095	42,542	48,386	42,725	38,880
Preferred stock dividends	2,437	2,438	2,437	2,438	2,437
Net income available to common stockholders	$48,658	$40,104	$45,949	$40,287	$36,443

Diluted EPS	$0.97	$0.80	$0.96	$0.87	$0.78
Diluted shares	50,229,670	50,234,230	47,759,548	46,509,683	46,438,132

CONSOLIDATED BALANCE SHEET DATA
Total assets	$23,119,713	$20,864,874	$21,697,134	$22,216,388	$21,080,994
LHI	14,280,353	13,298,918	13,001,011	12,662,394	12,502,513
LHI, mortgage finance	5,183,600	3,371,598	4,497,338	4,961,159	5,260,027
Loans held for sale (MCA)	843,164	884,647	968,929	648,684	221,347
Liquidity assets	2,142,658	2,804,921	2,725,645	3,471,074	2,624,170
Securities	119,043	42,203	24,874	26,356	27,372
Demand deposits	8,174,830	7,094,696	7,994,201	8,789,740	7,984,208
Total deposits	17,292,223	16,605,380	17,016,831	18,145,123	16,703,565
Other borrowings	3,162,224	1,641,834	2,109,575	1,751,420	2,115,445
Subordinated notes	281,225	281,134	281,044	280,954	280,863
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	2,100,553	2,050,442	2,009,557	1,725,782	1,684,735

End of period shares outstanding	49,595,252	49,560,100	49,503,662	46,009,495	45,952,911
Book value	$39.33	$38.35	$37.56	$34.25	$33.40
Tangible book value(1)	$38.94	$37.95	$37.17	$33.82	$32.97

SELECTED FINANCIAL RATIOS
Net interest margin	3.57%	3.29%	3.11%	3.14%	3.18%
Return on average assets	0.96%	0.83%	0.85%	0.78%	0.77%
Return on average common equity	10.08%	8.60%	10.82%	10.20%	9.65%
Non-interest income to earning assets	0.36%	0.34%	0.34%	0.32%	0.28%
Efficiency ratio(2)	55.4%	58.8%	56.0%	51.7%	55.1%
Non-interest expense to earning assets	2.17%	2.12%	1.93%	1.79%	1.91%
Tangible common equity to total tangible assets(3)	8.4%	9.0%	8.5%	7.0%	7.2%
Common Equity Tier 1	8.6%	9.6%	9.0%	7.6%	7.4%
Tier 1 capital	9.8%	10.9%	10.2%	8.8%	8.6%
Total capital	11.8%	13.3%	12.5%	11.1%	10.9%
Leverage	10.3%	10.3%	9.3%	8.4%	8.7%

(1)	Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.

(2)	Non-interest expense divided by the sum of net interest income and non-interest income.

(3)
Stockholders’ equity excluding preferred stock and accumulated other comprehensive income less goodwill and intangibles divided by total assets less accumulated other comprehensive income and goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	June 30, 2017	June 30, 2016	% Change
Assets
Cash and due from banks	$126,977	$98,807	29%
Interest-bearing deposits	2,117,658	2,594,170	(18)%
Federal funds sold and securities purchased under resale agreements	25,000	30,000	(17)%
Securities, available-for-sale	119,043	27,372	335%
Loans held for sale ($843.2 million and $221.3 million at June 30, 2017 and 2016, respectively, at fair value)	846,017	221,347	282%
LHI, mortgage finance	5,183,600	5,260,027	(1)%
LHI (net of unearned income)	14,280,353	12,502,513	14%
Less: Allowance for loan losses	174,225	167,397	4%
LHI, net	19,289,728	17,595,143	10%
Mortgage servicing rights, net	63,023	8,543	638%
Premises and equipment, net	20,750	21,766	(5)%
Accrued interest receivable and other assets	492,240	464,098	6%
Goodwill and intangibles, net	19,277	19,748	(2)%
Total assets	$23,119,713	$21,080,994	10%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$8,174,830	$7,984,208	2%
Interest bearing	9,117,393	8,719,357	5%
Total deposits	17,292,223	16,703,565	4%

Accrued interest payable	6,246	5,339	17%
Other liabilities	163,836	177,641	(8)%
Federal funds purchased and repurchase agreements	462,224	95,982	382%
Other borrowings	2,700,000	2,019,463	34%
Subordinated notes, net	281,225	280,863	—
Trust preferred subordinated debentures	113,406	113,406	—
Total liabilities	21,019,160	19,396,259	8%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 6,000,000 shares issued at June 30, 2017 and 2016	150,000	150,000	−
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 49,595,669 and 45,953,328 at June 30, 2017 and 2016, respectively	496	460	8%
Additional paid-in capital	957,721	716,652	34%
Retained earnings	991,949	816,951	21%
Treasury stock (shares at cost: 417 at June 30, 2017 and 2016)	(8)	(8)	—
Accumulated other comprehensive income, net of taxes	395	680	(42)%
Total stockholders’ equity	2,100,553	1,684,735	25%
Total liabilities and stockholders’ equity	$23,119,713	$21,080,994	10%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share data)
	Three Months Ended June 30		Six Months Ended June 30
	2017	2016	2017	2016
Interest income
Interest and fees on loans	$201,646	$168,064	$378,270	$323,949
Securities	287	246	512	507
Federal funds sold	434	382	964	754
Deposits in other banks	5,824	3,750	12,391	7,035
Total interest income	208,191	172,442	392,137	332,245
Interest expense
Deposits	16,533	8,971	29,826	17,793
Federal funds purchased	726	110	978	236
Other borrowings	2,901	1,367	4,922	2,532
Subordinated notes	4,191	4,191	8,382	8,382
Trust preferred subordinated debentures	881	734	1,711	1,450
Total interest expense	25,232	15,373	45,819	30,393
Net interest income	182,959	157,069	346,318	301,852
Provision for credit losses	13,000	16,000	22,000	46,000
Net interest income after provision for credit losses	169,959	141,069	324,318	255,852
Non-interest income
Service charges on deposit accounts	3,067	2,411	6,112	4,521
Wealth management and trust fee income	1,402	1,098	2,759	1,911
Bank owned life insurance (BOLI) income	481	536	947	1,072
Brokered loan fees	5,809	5,864	11,487	10,509
Servicing income	3,700	50	5,901	(5)
Swap fees	954	1,105	2,757	1,412
Other	3,356	2,868	5,916	5,809
Total non-interest income	18,769	13,932	35,879	25,229
Non-interest expense
Salaries and employee benefits	63,154	54,810	126,157	106,182
Net occupancy expense	6,515	5,838	12,626	11,650
Marketing	6,157	4,486	11,107	8,394
Legal and professional	7,127	6,226	14,580	11,550
Communications and technology	11,906	6,391	18,412	12,608
FDIC insurance assessment	4,603	6,043	10,597	11,512
Servicing related expenses	2,682	612	4,432	685
Other	9,670	9,849	19,997	18,494
Total non-interest expense	111,814	94,255	217,908	181,075
Income before income taxes	76,914	60,746	142,289	100,006
Income tax expense	25,819	21,866	48,652	35,998
Net income	51,095	38,880	93,637	64,008
Preferred stock dividends	2,437	2,437	4,875	4,875
Net income available to common stockholders	$48,658	$36,443	$88,762	$59,133

Basic earnings per common share	$0.98	$0.79	$1.79	$1.29
Diluted earnings per common share	$0.97	$0.78	$1.77	$1.27

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2017	2017	2016	2016	2016
Allowance for loan losses:
Beginning balance	$172,013	$168,126	$180,436	$167,397	$162,510
Loans charged-off:
Commercial	12,310	9,233	22,326	9,945	15,791
Real estate	40	—	—	—	528
Consumer	180	—	7	40	—
Total charge-offs	12,530	9,233	22,333	9,985	16,319
Recoveries:
Commercial	61	3,381	1,535	2,495	4,294
Real estate	3	50	27	15	13
Construction	—	101	—	—	34
Consumer	36	5	5	5	4
Leases	—	8	6	26	—
Total recoveries	100	3,545	1,573	2,541	4,345
Net charge-offs	12,430	5,688	20,760	7,444	11,974
Provision for loan losses	14,642	9,575	8,450	20,483	16,861
Ending balance	$174,225	$172,013	$168,126	$180,436	$167,397

Allowance for off-balance sheet credit losses:
Beginning balance	$10,847	$11,422	$10,872	$9,355	$10,216
Provision for off-balance sheet credit losses	(1,642)	(575)	550	1,517	(861)
Ending balance	$9,205	$10,847	$11,422	$10,872	$9,355

Total allowance for credit losses	$183,430	$182,860	$179,548	$191,308	$176,752

Total provision for credit losses	$13,000	$9,000	$9,000	$22,000	$16,000

Allowance for loan losses to LHI	0.90%	1.03%	0.96%	1.02%	0.94%
Allowance for loan losses to LHI excluding mortgage finance loans(2)	1.22%	1.29%	1.29%	1.42%	1.34%
Allowance for loan losses to average LHI	0.99%	1.09%	0.98%	1.05%	1.00%
Allowance for loan losses to average LHI excluding mortgage finance loans(2)	1.27%	1.33%	1.32%	1.43%	1.36%
Net charge-offs to average LHI(1)	0.28%	0.15%	0.48%	0.17%	0.29%
Net charge-offs to average LHI excluding mortgage finance loans(1)(2)	0.36%	0.18%	0.65%	0.24%	0.39%
Net charge-offs to average LHI for last twelve months(1)	0.27%	0.28%	0.29%	0.18%	0.15%
Net charge-offs to average LHI excluding mortgage finance loans for last twelve months(1)(2)	0.36%	0.36%	0.38%	0.24%	0.20%
Total provision for credit losses to average LHI(1)	0.30%	0.23%	0.21%	0.51%	0.39%
Total provision for credit losses to average LHI excluding mortgage finance loans(1)(2)	0.38%	0.28%	0.28%	0.70%	0.52%
Combined allowance for credit losses to LHI	0.94%	1.10%	1.03%	1.09%	1.00%
Combined allowance for credit losses to LHI excluding mortgage finance loans(2)	1.28%	1.37%	1.38%	1.51%	1.41%

Non-performing assets (NPAs):
Non-accrual loans	$123,730	$146,549	$167,791	$169,113	$165,429
Other real estate owned (OREO)	18,689	18,833	18,961	19,009	18,727
Total	$142,419	$165,382	$186,752	$188,122	$184,156

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2017	2017	2016	2016	2016

Non-accrual loans to LHI	0.64%	0.88%	0.96%	0.96%	0.93%
Non-accrual loans to LHI excluding mortgage finance loans(2)	0.87%	1.10%	1.29%	1.34%	1.32%
Total NPAs to LHI plus OREO	0.73%	0.99%	1.07%	1.07%	1.04%
Total NPAs to LHI excluding mortgage finance loans plus OREO(2)	1.00%	1.24%	1.43%	1.48%	1.47%
Total NPAs to earning assets	0.64%	0.82%	0.89%	0.87%	0.90%
Allowance for loan losses to non-accrual loans	1.4x	1.2x	1.0x	1.1x	1.0x

Restructured loans	$—	$—	$—	$—	$249
Loans past due 90 days and still accruing(3)	$11,077	$8,799	$10,729	$9,706	$7,743

Loans past due 90 days to LHI	0.06%	0.05%	0.06%	0.06%	0.04%
Loans past due 90 days to LHI excluding mortgage finance loans(2)	0.08%	0.07%	0.08%	0.08%	0.06%

(1)	Interim period ratios are annualized.

(2)
The indicated ratios are presented with and excluding the mortgage finance loans because the risk profile of our mortgage finance loans is different than our other loans held for investment. No provision for credit losses is allocated to these loans based on the internal risk grade assigned.

(3)
At June 30, 2017, loans past due 90 days and still accruing includes premium finance loans of $6.3 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands)

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2017	2017	2016	2016	2016
Interest income
Interest and fees on loans	$201,646	$176,624	$182,909	$177,724	$168,064
Securities	287	225	228	232	246
Federal funds sold	434	530	338	455	382
Deposits in other banks	5,824	6,567	5,196	4,081	3,750
Total interest income	208,191	183,946	188,671	182,492	172,442
Interest expense
Deposits	16,533	13,293	10,432	8,950	8,971
Federal funds purchased	726	252	156	126	110
Other borrowings	2,901	2,021	1,863	1,733	1,367
Subordinated notes	4,191	4,191	4,191	4,191	4,191
Trust preferred subordinated debentures	881	830	806	753	734
Total interest expense	25,232	20,587	17,448	15,753	15,373
Net interest income	182,959	163,359	171,223	166,739	157,069
Provision for credit losses	13,000	9,000	9,000	22,000	16,000
Net interest income after provision for credit losses	169,959	154,359	162,223	144,739	141,069
Non-interest income
Service charges on deposit accounts	3,067	3,045	2,940	2,880	2,411
Wealth management and trust fee income	1,402	1,357	1,244	1,113	1,098
Bank owned life insurance (BOLI) income	481	466	481	520	536
Brokered loan fees	5,809	5,678	7,249	7,581	5,864
Servicing income	3,700	2,201	1,410	310	50
Swap fees	954	1,803	536	918	1,105
Other	3,356	2,560	4,975	3,394	2,868
Total non-interest income	18,769	17,110	18,835	16,716	13,932
Non-interest expense
Salaries and employee benefits	63,154	63,003	66,081	56,722	54,810
Net occupancy expense	6,515	6,111	5,937	5,634	5,838
Marketing	6,157	4,950	4,617	4,292	4,486
Legal and professional	7,127	7,453	6,443	5,333	6,226
Communications and technology	11,906	6,506	6,334	6,620	6,391
FDIC insurance assessment	4,603	5,994	6,573	6,355	6,043
Servicing related expenses	2,682	1,750	398	620	612
Other	9,670	10,327	10,140	9,223	9,849
Total non-interest expense	111,814	106,094	106,523	94,799	94,255
Income before income taxes	76,914	65,375	74,535	66,656	60,746
Income tax expense	25,819	22,833	26,149	23,931	21,866
Net income	51,095	42,542	48,386	42,725	38,880
Preferred stock dividends	2,437	2,438	2,437	2,438	2,437
Net income available to common shareholders	$48,658	$40,104	$45,949	$40,287	$36,443

TEXAS CAPITAL BANCSHARES, INC.
QUARTERLY FINANCIAL SUMMARY - UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
(Dollars in thousands)
	2nd Quarter 2017			1st Quarter 2017			4th Quarter 2016			3rd Quarter 2016			2nd Quarter 2016
	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate
Assets
Securities - Taxable	$65,049	$287	1.77%	$31,905	$224	2.84%	$25,008	$221	3.53%	$26,051	$228	3.47%	$27,097	$240	3.57%
Securities - Non-taxable(2)	—	—	—%	224	3	4.85%	531	9	6.37%	564	8	5.82%	564	8	5.87%
Federal funds sold and securities purchased under resale agreements	174,264	434	1.00%	276,910	530	0.78%	254,008	338	0.53%	369,215	455	0.49%	312,832	382	0.49%
Interest-bearing deposits in other banks	2,250,330	5,824	1.04%	3,312,256	6,567	0.80%	3,812,076	5,197	0.54%	3,192,141	4,080	0.51%	2,871,295	3,750	0.53%
Loans held for sale, at fair value	845,623	8,235	3.91%	1,064,322	9,535	3.63%	944,484	7,903	3.33%	430,869	3,662	3.38%	157,898	1,350	3.44%
LHI, mortgage finance loans	3,805,831	33,399	3.52%	2,757,566	23,105	3.40%	4,371,475	35,081	3.19%	4,658,804	36,655	3.13%	4,412,091	33,974	3.10%
LHI(2)	13,718,739	161,369	4.72%	12,980,544	145,018	4.53%	12,701,868	140,130	4.39%	12,591,561	137,407	4.34%	12,276,272	132,740	4.35%
Less allowance for loan losses	170,957	—	—	169,318	—	—	180,727	—	—	168,086	—	—	164,316	—	—
LHI, net of allowance	17,353,613	194,768	4.50%	15,568,792	168,123	4.38%	16,892,616	175,211	4.13%	17,082,279	174,062	4.05%	16,524,047	166,714	4.06%
Total earning assets	20,688,879	209,548	4.06%	20,254,409	184,982	3.70%	21,928,723	188,879	3.43%	21,101,119	182,495	3.44%	19,893,733	172,444	3.49%
Cash and other assets	632,097			606,762			595,671			588,440			544,737
Total assets	$21,320,976			$20,861,171			$22,524,394			$21,689,559			$20,438,470
Liabilities and Stockholders’ Equity
Transaction deposits	$2,008,872	$2,893	0.58%	$2,008,401	$2,193	0.44%	$2,281,240	$2,129	0.37%	$2,301,362	$1,960	0.34%	$2,207,726	$1,749	0.32%
Savings deposits	6,952,317	12,940	0.75%	6,989,748	10,483	0.61%	6,711,083	7,592	0.45%	6,177,681	6,228	0.40%	6,388,133	6,494	0.41%
Time deposits	455,542	700	0.62%	427,770	617	0.59%	474,548	711	0.60%	501,701	763	0.61%	486,610	727	0.60%
Total interest bearing deposits	9,416,731	16,533	0.70%	9,425,919	13,293	0.57%	9,466,871	10,432	0.44%	8,980,744	8,951	0.40%	9,082,469	8,970	0.40%
Other borrowings	1,456,737	3,627	1.00%	1,333,685	2,273	0.69%	1,553,010	2,017	0.52%	1,607,613	1,860	0.46%	1,411,387	1,476	0.42%
Subordinated notes	281,167	4,191	5.98%	281,076	4,191	6.05%	280,985	4,191	5.93%	280,895	4,191	5.94%	280,805	4,191	6.00%
Trust preferred subordinated debentures	113,406	881	3.12%	113,406	830	2.97%	113,406	806	2.83%	113,406	752	2.64%	113,406	735	2.61%
Total interest bearing liabilities	11,268,041	25,232	0.90%	11,154,086	20,587	0.75%	11,414,272	17,446	0.61%	10,982,658	15,754	0.57%	10,888,067	15,372	0.57%
Demand deposits	7,863,402			7,547,338			9,129,668			8,849,725			7,767,693
Other liabilities	102,653			117,877			141,153			135,141			113,927
Stockholders’ equity	2,086,880			2,041,870			1,839,301			1,722,035			1,668,783
Total liabilities and stockholders’ equity	$21,320,976			$20,861,171			$22,524,394			$21,689,559			$20,438,470
Net interest income(2)		$184,316			$164,395			$171,433			$166,741			$157,072
Net interest margin			3.57%			3.29%			3.11%			3.14%			3.18%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.

(2)	Taxable equivalent rates used where applicable.